THIRD AMENDMENT TO THE
AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT effective as of November __, 2019, to the Amended and Restated Distribution Agreement, dated as of August 24, 2017 (the “Agreement”), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the “Distributor”) and Baird Funds, Inc., a Wisconsin corporation (the “Corporation”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to include two newly formed funds, the Baird Municipal Bond Fund and the Baird Strategic Municipal Bond Fund.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	ROBERT W. BAIRD & CO. INCORPORATED

By: ____________________	By: ____________________
Name: Mary Ellen Stanek	Name: Charles M. Weber
Title: President	Title: Managing Director

Amended Exhibit A
to the
Amended and Restated Distribution Agreement

BAIRD ULTRA SHORT BOND FUND
BAIRD SHORT-TERM BOND FUND
BAIRD INTERMEDIATE BOND FUND
BAIRD AGGREGATE BOND FUND
BAIRD CORE PLUS BOND FUND
BAIRD SHORT-TERM MUNICIPAL BOND FUND
BAIRD QUALITY INTERMEDIATE MUNICIPAL BOND FUND
BAIRD CORE INTERMEDIATE MUNICIPAL BOND FUND
BAIRD MUNICIPAL BOND FUND
BAIRD STRATEGIC MUNICIPAL BOND FUND
BAIRD LONG-TERM CREDIT BOND FUND
BAIRD MIDCAP FUND
BAIRD SMALL/MID CAP GROWTH FUND
BAIRD SMALL/MID CAP VALUE FUND
BAIRD SMALLCAP VALUE FUND
CHAUTAUQUA INTERNATIONAL GROWTH FUND
CHAUTAUQUA GLOBAL GROWTH FUND

The Corporation hereby appoints the Distributor, and the Distributor hereby accepts such appointment, as the Corporation’s exclusive agent for the distribution of Shares of the above-named Funds, subject to the terms of the Distribution Agreement of which this Exhibit is a part.

Executed as of this __ day of November, 2019.
THE CORPORATION:
BAIRD FUNDS, INC.

By: __________
Name: Mary Ellen Stanek
Title: President

THE DISTRIBUTOR:
ROBERT W. BAIRD & CO. INCORPORATED

By: __________________
Name: Charles M. Weber
Title: Managing Director